INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP NO. 44248X 107

NUMBER

SHARES

HOVERINK
BIOTECHNOLOGIES, INC.

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

FULLY PAID AND NON ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.0001 EACH OF

HOVERINK BIOTECHNOLOGIES, INC. transferable on the books of the corporation by the holder hereof, in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by an authorized representative of the Transfer Agent.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized Officers, certified with the seal of the Corporation.

Dated:

DEBRA MAE CARTER - CHIEF EXECUTIVE OFFICER

CYRUS SAJNA - DIRECTOR

HOVERINK BIOTECHNOLOGIES, INC.
CORPORATE
Seal
DELAWARE

Countersigned & Registered:

By ______________________

Authorized Signature - Direct Transfer
Morrisville, NC • (919) 481-4000